                           EXHIBIT 16
               ALLIANCE QUASAR FUND, INC. CLASS A
      COMPUTATION OF AVERAGE ANNUAL COMPOUNDED TOTAL RETURN
   -----------------------------------------------------------

                                      n
                          ERV = P(1+T)

Definitions:

P=Initial investment by shareholder

T=Average annual total return

ERV=Ending redeemable value of shareholder investment

n=Number of periods


                    Formula to solve for "T"
                    ------------------------

                                 ERV
         For one year        T=  ---  -1
                                  P

*For subsequent years   T= nth root of ((ERV/P) -1)


To solve for ERV:

1. Take an initial shareholder investment of $1,000 on 9/30/89 at maximum offering price of $26.29. The result is 38.037 shares.

2. Assume that all dividends and distributions by the Fund are reinvested on reinvest date for the creation of additional shares. (3.682 shares created).

3. Add initial share balance to additional shares created due to reinvestment and multiply by ending net asset value (9/30/90) to obtain ending redeemable value (ERV).

          (38.037 + 3.682 = 41.719 x $15.67 = $653.74)
                                                 (ERV)

                               653.74
                          T = --------  - 1
                                1,000

                           T = .65374 - 1

                            T = (.34626)

                            T = (34.63%)
                                 ------

                  T=Average annual total return

*For subsequent years repeat steps 1 through 3 for the required periods and apply to formula shown above.

                           EXHIBIT 16
               ALLIANCE QUASAR FUND, INC. CLASS B
      COMPUTATION OF AVERAGE ANNUAL COMPOUNDED TOTAL RETURN
   -----------------------------------------------------

                                      n
                          ERV = P(1+T)

Definitions:

P=Initial investment by shareholder

T=Average annual total return

ERV=Ending redeemable value of shareholder investment

n=Number of periods


                    Formula to solve for "T"
                    ------------------------

                                 ERV
         For year one         T= ---  -1
                                  P

*For subsequent years    T= nth root of ((ERV/P)-1)


To solve for ERV:

1. Take an initial shareholder investment of $1,000 on 9/17/90 at maximum offering price of $17.17. The result is 58.241 shares.

2. Assume that all dividends and distributions by the Fund are reinvested on reinvest date for the creation of additional shares. (-0- shares created).

3. Add initial share balance to additional shares created due to reinvestment and multiply by ending net asset value (9/30/90) to obtain ending redeemable value (ERV).

           (58.241 + -0- = 58.241 x $15.66 = $912.05)
                                                (ERV)

                               912.05
                          T = --------  -1
                                1,000

                           T = .91205 - 1

                            T = (.08795)

                             T = (8.80%)
                                  -----

                  T=Average annual total return

*For subsequent years repeat steps 1 through 3 for the required periods and apply to formula shown above.


































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